UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

LONG MALL INTERNET TECHNOLOGY COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-250105	84-5030648
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 7-11, 5th Floor, Building A1, Gongbin Xiaoqu

No. 1 Nanzhi Road, Xiangfang District

Harbin City, Heilongjiang Province, China

(Address of Principal Executive Office) (Zip Code)

451-86638899

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.02 NON-RELIANCE ON PREVOUSLY ISSUED FINANCIAL STATEMENTS

On November 19, 2021, Wei, Wei & Co., LLP, the Registrant’s independent accountant (the “Accountant”), notified the Registrant that disclosure should be made to prevent future reliance on financial statements for the nine months ended March 31, 2021 included in the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2021. The Accountant specifically noted that revenue was improperly recognized for the nine month period under generally accepted accounting principles. The Registrant’s Chief Financial Officer, Lyu Jie, as authorized by the Registrant’s Board of Directors, discussed the error with the Accountant.

The Registrant will file an amendment to its Quarterly Report on Form 10-Q for the period ended March 31, 2021, in which the financial statements for the nine months ended March 31, 2021 will be restated. The following table summarizes the effects of the restatement.

	For the Nine Months Ended March 31, 2021
	As Reported	As Restated
Revenue	$140,914	$41,939
Cost of sales	129,033	33,625
Gross profit	11,881	8,314
Selling, general and administrative expenses	157,053	157,460
Net (loss)	(151,923)	(155,897)
Basic and diluted (loss) per share	$(0.02)	$(0.02)

The Registrant has requested the Accountant to furnish a letter addressed to the Commission stating whether the Accountant agrees with the statements made by the Registrant in this 8-K. A copy of the letter is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits

Exhibits

7.	Letter dated November 23, 2021 from Wei, Wei & Co., LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Long Mall Internet Technology Company Limited

Date: November 24, 2021	By:	/s/ Zhao Wenjing
Zhao Wenjing, CEO

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